OICco Acquisition I, Inc. 8-K
Exhibit 10.5

LICENSE AGREEMENT

LICENSE AGREEMENT dated as of February 1, 2013, between Champion Care Corp. (“Licensor”), a corporation incorporated under the laws of Ontario, Canada having its principal place of business at 307-208 Evans Avenue, Toronto, Ontario, Canada M8Z 1J7 and Champion Pain Care Corp. (“Licensee”), a Nevada corporation having its principal place of business at 123 West Nye Lane, Suite 129, Carson City, Nevada 89706.

WITNESSETH:

WHEREAS, Licensor is the owner of a proprietary pain management system known as the Champion Pain Care Protocol (the “Protocol”); and

WHEREAS, Licensee is a wholly owned subsidiary of Licensor and after the closing of the transaction contemplated by the Exchange Agreement, as that term is hereinafter defined, will be a majority owned subsidiary of the Licensor; and

WHEREAS, Licensee wishes to license from Licensor all of Licensor’s right, title and interest in and to the Protocol upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

1. Grant of Exclusive License. Upon the terms and subject to the conditions hereinafter set forth, Licensor hereby grants to Licensee, for the term of this Agreement, the exclusive right to use the Protocol in the Territory and for the Permitted Uses, as those terms are hereinafter defined. For the purposes of this Agreement, the “Territory” shall mean the United Sates and the “Permitted Uses” shall mean any use of the Licensor know how and any of its trademarks (the “Licensor Marks”). Consistent with the aforesaid grant, Licensee shall have the right to (i) enter into licensing, joint venture and acquisition agreements with clinics that provide pain management services under the direction of physicians who are properly licensed to practice medicine and qualified to treat patients using the Protocol in the Territory; (ii) establish pharmacies that will be within or associated with clinics acquired by Licensor as permitted by the regulations enforced by the applicable governments within the Territory;  and (iii) take such steps that are deemed necessary to develop the business of pain management in the Territory.

2. Term. The license granted by this Agreement shall be for 5 years with automatic renewals for new 5 year terms unless this Agreement is otherwise terminated.

3. No Assumption or Payment of Liabilities.  Licensee shall not assume, or have any liability or responsibility for any trade or other account payable of Licensor or any other liability or obligation of Licensor.

4. Royalties. Licensor shall be entitled to a royalty of 10% of all Net Sales in the Territory. For the purposes of this Agreement, “Net Sales” shall mean the amount of sales generated after the deduction of refunds, discounts, rebates and other reductions.

5. Cooperation.  From and after the date hereof, either party hereto will, at the request of the other party hereto, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such instruments and other documents, and perform or cause to be performed such acts, as may reasonably be required to evidence or effectuate the transaction contemplated by this Agreement. In addition, each party hereto, upon the reasonable request of the other party hereto, shall make available to the other party hereto, for inspection and/or copying, such books and records as may reasonably be required in connection with the filing of tax returns, compliance with other governmental laws, rules or regulations or any other reasonable purpose.

6.           Representations and Warranties of Licensor and Licensee.

6.1.           Licensor hereby represents and warrants to Licensee as follows:

(a)  Organization, Good Standing and Corporate Power and Authority of Licensor.  Licensor is a corporation duly organized, validly existing and in good standing under the laws of Ontario, Canada and has the corporate power and authority to enter into this Agreement and to perform the obligations required of it under this Agreement. Licensor has all requisite power and authority, and all licenses, franchises, permits and authorizations, necessary to carry on its business as presently conducted and to own, lease and operate the assets, property and business owned, leased and operated by it.

(b) Effective Agreement of Licensor.

(i) Due Authorization. The execution and delivery by Licensor of this Agreement and the consummation by Licensor of the transaction contemplated hereby have been duly authorized by all necessary corporate action of Licensor, and this Agreement constitutes, and any other agreements or instruments executed and delivered by Licensor prior to or contemporaneously with the execution and delivery of this Agreement, when executed and delivered by Licensor, will constitute, legal, valid and binding obligations of Licensor, enforceable against Licensor in accordance with their respective terms.

(ii) Right to Enter Agreement. Neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will (x) violate any provision of the articles of incorporation or bylaws of Licensor, as amended to date, (y) with or without the giving of notice and/or the passage of time, violate, conflict with, result in the breach or termination of, constitute a default under, or result in the creation of any material lien, charge or encumbrance upon any of the assets or property of Licensor pursuant to, any contract, agreement, lease or commitment to which Licensor is a party or by which Licensor or any of its assets or property may be bound, or (z) violate any judgment, decree, order, statute, rule or governmental regulation applicable to Licensor or any of its assets, property or business.

(iii) Third Party Consents. No consent, approval, qualification, order or authorization of, or filing with, any governmental authority, including any court, or other third party is required in connection with Licensor’s valid execution, delivery or performance of this Agreement or the consummation of any transaction contemplated hereby.

(iv)   Undisclosed Liabilities. As of and from and after the execution and delivery of this Agreement, Licensee will not be liable, obligated for or otherwise responsible for (a) any liability or obligation of Licensor, whether accrued, absolute, contingent, contractual or otherwise and whether or not incurred in the ordinary course of Licensor’s business, which existed prior to the execution and delivery of this Agreement, (b) any other expense, liability or obligation of Licensor relating to a claim of a third party based upon an event which occurred prior to the execution and delivery of this Agreement, or (c) any expense, liability or obligation owed by Licensor to its shareholders or any director or officer of Licensor, or any of their affiliated entities or related persons.

(v) Litigation. There are no actions, suits, proceedings, judgments or decrees pending or, to the knowledge of Licensor, threatened involving Licensor or its business. There are no judgments, orders or decrees outstanding against Licensor. Licensor has no knowledge of any pending or threatened proceeding or condition which would, in any manner, impair or curtail the ability of Licensee to obtain the benefit of the license granted hereunder.

(vi) Ownership Rights of Licensor. The Protocol and Licensor Marks are owned by Licensor and may be so used by Licensee without payment to, infringement claim from or other legal interference from, any third party, and there has been no assignment, license or other authorization given to any third party to use the Protocol and Licensor Marks. To the best of its knowledge, Licensor has the right to use the Protocol and Licensor Marks without infringement on the rights of any other person or entity.

6.2.         Licensee hereby represents and warrants to Licensor as follows:

(a)           Organization, Good Standing and Corporate Power and Authority of Licensee. Licensee is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the power and authority to enter into this Agreement and to perform the obligations required of it under this Agreement.

(b)           Effective Agreement of Licensee.

(i) Due Authorization. The execution and delivery by Licensee of this Agreement and the consummation by Licensee of the transaction contemplated hereby have been duly authorized by all necessary action of Licensee, and this Agreement constitutes, and any other agreements or instruments executed and delivered by Licensee prior to or contemporaneously with the execution and delivery of this Agreement, when executed and delivered by Licensee, will constitute, legal, valid and binding obligations of Licensee, enforceable against Licensee in accordance with their respective terms.

(ii) Right to Enter Agreement. Neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will (x) violate any provision of the articles of organization or by-laws of Licensee (y) with or without the giving of notice and/or the passage of time, violate, conflict with, result in the breach or termination of, constitute a default under or result in the creation of any material lien, charge or encumbrance upon any of the assets or property of Licensee pursuant to, any contract, agreement, lease or commitment to which Licensee is a party or by which Licensee or any of its assets or property may be bound or (z) violate any judgment, decree, order, statute, rule or governmental regulation applicable to Licensee or any of its assets, property or business.

(iii)  Third Party Consents. No consent, approval, qualification, order or authorization of, or filing with, any governmental authority, including any court, or other third party is required in connection with Licensee’s valid execution, delivery or performance of this Agreement or the consummation of any transaction contemplated hereby or thereby.

(iv) Litigation. There are no actions, suits, proceedings, judgments or decrees pending or, to the knowledge of Licensee, threatened against or affecting Licensee which could prevent or interfere with the consummation of the transaction contemplated hereby.

6.3. Survival of Representations and Warranties. The representations and warranties made by Licensor and Licensee in this Agreement or in any instrument or other document delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement.

Any claim by Licensor or Licensee based upon a breach of a representation or warranty shall be in writing and be asserted prior to the expiration of the survival period. Nothing contained in this Section 6.3 with respect to the survival of representations arid warranties shall affect in any way the obligations of the parties hereto that are to be performed, in whole or in part, after the execution and delivery of this Agreement.

7. Covenants of Licensee.

(a) New License Agreement. Upon the acquisition of Licensee by OICco Acquisition Corp. (“OICco) pursuant to a Share Exchange Agreement dated  May 29, 2013 (the “Exchange Agreement”), Licensor, as majority shareholder of Licensee, agrees to cause the Board of Directors of Licensee to enter into a new license agreement containing standard representations and warranties as to royalties, remedies, termination terms provisions for non-competition, non-solicitation, non-disclosure, ownership of developments, discoveries and new Intellectual Property, etc.

(b) Change of Name of OICco. Upon the closing of the transaction contemplated by the Exchange Agreement, Licensor shall cause the name of OICco to be changed to Champion Pain Care Corp.

(c) Reversion of Rights. In the event the acquisition of Licensee by OICco does not occur, for any reason, all of the licensed rights to the Protocol shall revert back to Licensor and all rights under this Agreement shall be null and void.

8.     Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the transaction contemplated hereby and supersedes any and all prior agreements and understandings relating to the subject matter hereof No representation, promise or statement of intention has been made by any party hereto which is not embodied in this Agreement or other documents delivered pursuant hereto or in connection with the transaction contemplated hereby, and no party hereto shall be bound by or liable for any alleged representation, promise or statement of intention not set forth herein or therein.

9.      Amendment: Waiver. Except as otherwise expressly provided herein, this Agreement may be amended, modified, superseded or cancelled, and any of the terms, representations, warranties, covenants or conditions hereto may be waived, only by a written instrument executed by the parties hereto or, in the case of a waiver, by the party hereto waiving compliance.

10.   Parties in Interest. All the terms, representations, warranties, covenants and conditions contained in this Agreement shall be binding upon, and shall inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns.

11.   Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the Province of Ontario. Any action concerning, relating to or involving this Agreement, or the other agreements or instruments entered into or delivered pursuant to this Agreement, shall be brought in the Ontario Superior Court of Justice or any provincial court in said district, and the parties hereby consent to the jurisdiction and venue of such courts for such purpose.

12.   Counterparts. This Agreement maybe executed in any number of counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute a single agreement.

13.    Limitations on Rights of Third Parties. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any person, firm or corporation other than the parties hereto any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

CHAMPION CARE CORP.
Per:

/s/ Jack Fishman
_____________________
Jack Fishman, President

CHAMPION PAIN CARE CORP.
Per:

/s/ Terrance Owen
_____________________
Terrance Owen, CEO